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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             THE LIBERTY CORPORATION
             (Exact Name of Registrant as specified in its Charter)


        South Carolina                                            57-0507055
(State of other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)

      2000 Wade Hampton Boulevard
      Greenville, South Carolina                                    29615
(Address of Principal Executive Offices)                          (Zip Code)

                 THE PERFORMANCE INCENTIVE COMPENSATION PROGRAM
                            (Full Title of the Plan)

                               Martha G. Williams
                  Vice President, General Counsel and Secretary
                             The Liberty Corporation
                           2000 Wade Hampton Boulevard
                        Greenville, South Carolina 29615
                     (Name and Address of Agent for Service)

                                 (864) 609-8300
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                        Proposed maximum    Proposed maximum
        Title of securities             Amount to be     offering price    aggregate offering      Amount of
          to be registered             registered (1)     per share (2)          price          registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, no par value            700,000 shares         $31.41           $21,987,000            $6,112
----------------------------------------------------------------------------------------------------------------
Rights to Purchase Series A           350,000 rights
Participating Cumulative Preferred
Stock, no par value (3)
----------------------------------------------------------------------------------------------------------------

(1) Prior Registration Statements on Form S-8 have registered 4,300,000 shares offered under this Plan and are deemed to cover the related 2,150,000 rights through incorporation by reference of the Current Report on Form 10-K filed upon adoption of the Rights Plan.

(2) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, and represents the average of the high and low sale prices of the Common Stock of The Liberty Corporation on May 5, 2000 as reported in the New York Stock Exchange Composite Transactions.

(3) Prior to the occurrence of certain events, purchase rights for shares of Series A Participating Cumulative Preferred Stock will not be evidenced separately from the Common Stock.



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The contents of the Registration Statement on Form S-8 Registration No.
333-30151 filed with the Securities and Exchange Commission on June 27, 1997 are incorporated herein by reference.

Exhibits

5.1 Opinion of Martha G. Williams, General counsel of the Company, as to the validity of the securities being registered, including consent to the filing of her opinion.

23.1 Consent of Independent Auditors.

23.2 Consent of Martha G. Williams is included in Exhibit 5.1.

24.1 Power of Attorney of Edward E. Crutchfield.

24.2 Power of Attorney of John R. Farmer.

24.3 Power of Attorney of W. W. Johnson.

24.4 Power of Attorney of William O. McCoy.

24.5 Power of Attorney of John H. Mullin, III.

24.6 Power of Attorney of Benjamin F. Payton.

24.7 Power of Attorney of J. Thurston Roach.

24.8 Power of Attorney of Eugene E. Stone, IV.

24.9 Power of Attorney of William B. Timmerman.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on May 25, 2000.

                                                  THE LIBERTY CORPORATION

                                                  By: /s/ Hayne Hipp
                                                      --------------------------
                                                          Hayne Hipp

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                      Title                                  Date
             ---------                      -----                                  ----

/s/ Hayne Hipp                              President, Chief Executive          May 25, 2000
-------------------------------------       Officer and Director
Hayne Hipp



/s/ Kenneth W. Jones                        Corporate Controller                May 25, 2000
-------------------------------------
Kenneth W. Jones



/s/ Edward E. Crutchfield           *       Director                            May 25, 2000
-------------------------------------
Edward E. Crutchfield



/s/ John R. Farmer                  *       Director                            May 25, 2000
-------------------------------------
John R. Farmer



/s/ W. W. Johnson                   *       Director                            May 25, 2000
-------------------------------------
W. W. Johnson



/s/ William O. McCoy                *       Director                            May 25, 2000
-------------------------------------
William O. McCoy


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

/s/ John H. Mullin, III             *       Director                            May 25, 2000
-------------------------------------
John H. Mullin, III



/s/ Benjamin F. Payton              *       Director                            May 25, 2000
-------------------------------------
Benjamin F. Payton



/s/ J. Thurston Roach               *       Director                            May 25, 2000
-------------------------------------
J. Thurston Roach



/s/ Eugene E. Stone, IV             *       Director                            May 25, 2000
-------------------------------------
Eugene E. Stone, IV



/s/ William B. Timmerman            *       Director                            May 25, 2000
-------------------------------------
William B. Timmerman


* By Martha G. Williams as attorney-in-fact


/s/ Martha G. Williams
-------------------------------------
Martha G. Williams as attorney-in fact
For the individuals as indicated




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                                INDEX TO EXHIBITS

Exhibit
Number   Exhibit
-------  -------

5.1 Opinion of Martha G. Williams, General Counsel of the Company, as to the validity of the securities being registered, including consent to the filing of her opinion.

23.1     Consent of Independent Auditors.

23.2     Consent of Martha G. Williams is included in Exhibit 5.1.

24.1     Power of Attorney of Edward E. Crutchfield.

24.2     Power of Attorney of John R. Farmer.

24.3     Power of Attorney of W. W. Johnson.

24.4     Power of Attorney of William O. McCoy.

24.5     Power of Attorney of John H. Mullin, III.

24.6     Power of Attorney of Benjamin F. Payton.

24.7     Power of Attorney of J. Thurston Roach.

24.8     Power of Attorney of Eugene E. Stone, IV.

24.9     Power of Attorney of William B. Timmerman.